Exhibit 1.1

VITAMIN SHOPPE INDUSTRIES INC.

The Guarantors listed on Schedule A hereto

$165,000,000

Second Priority Senior Secured Floating Rate Notes

Purchase Agreement

November 7, 2005

BEAR, STEARNS & CO. INC.

BNP PARIBAS SECURITIES CORP.

BANC OF AMERICA SECURITIES LLC

JEFFERIES & COMPANY, INC.

ROTHSCHILD INC.

EXECUTION VERSION

VITAMIN SHOPPE INDUSTRIES INC.

$165,000,000

SECOND PRIORITY SENIOR SECURED FLOATING RATE NOTES DUE 2012

PURCHASE AGREEMENT

November 7, 2005

New York, New York

BEAR, STEARNS & CO. INC.

BNP PARIBAS SECURITIES CORP.

BANC OF AMERICA SECURITIES LLC

JEFFERIES & COMPANY, INC.

ROTHSCHILD INC.

c/o Bear, Stearns & Co. Inc.

383 Madison Avenue

New York, New York 10179

Ladies & Gentlemen:

Vitamin Shoppe Industries Inc., a New York corporation (the “Company”), proposes to issue and sell to Bear, Stearns & Co. Inc., BNP Paribas Securities Corp., Banc of America Securities LLC, Jefferies & Company, Inc. and Rothschild Inc. (each an “Initial Purchaser” and collectively, the “Initial Purchasers”) $165,000,000 in aggregate principal amount of Second Priority Senior Secured Floating Rate Notes due 2012 (the “Original Notes”), subject to the terms and conditions set forth herein.

1. The Transactions. Subject to the terms and conditions herein contained, the Company proposes to issue and sell to the Initial Purchasers $165,000,000 in aggregate principal amount of the Original Notes. The Original Notes and the Exchange Notes (as defined below) are collectively referred to herein as the “Notes.” The Notes will (i) have the terms and provisions that are described in the Offering Memorandum (as defined below) under the heading “Description of Notes” and such other terms as are customary and (ii) be issued pursuant to an indenture (the “Indenture”), to be dated as of the Closing Date (as defined below), among the Company, the Guarantors (as defined) and Wilmington Trust Company, as trustee (the “Trustee”).

The Initial Purchasers and other holders (including the direct and indirect transferees of the Original Notes) of the Original Notes will be entitled to the benefits of the exchange and registration rights agreement, to be dated as of the Closing Date (the “Registration Rights Agreement”), between the Company and the Initial Purchasers, in the form attached hereto as Exhibit A, for so long as such Original Notes constitute “Transfer Restricted Securities” (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company will agree, among other things, (i) to file (A) a registration statement (the “Registration Statement”) on the appropriate form with the Securities and Exchange

Commission (the “Commission”) under the Securities Act of 1933, as amended (together with the rules and regulations of the Commission promulgated thereunder, the “Act”), registering the sale of an issue of a series of notes (the “Exchange Notes”) identical in all material respects to the Original Notes (except that the Exchange Notes will not contain terms with respect to transfer restrictions) to be offered in exchange for the Original Notes (the “Exchange Offer”) and (B) under certain circumstances specified in the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 under the Act (the “Shelf Registration Statement”), and (ii) to use its commercially reasonable best efforts to cause any such Registration Statement to be declared effective.

The sale of the Original Notes and the Guarantees to the Initial Purchasers (the “Offering”) will be made without registration under the Act, in reliance upon the exemption therefrom provided by Section 4(2) of the Act.

In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum dated October 23, 2005 (the “Preliminary Offering Memorandum”), and a final offering memorandum, dated the date hereof (the “Offering Memorandum”), each setting forth information regarding the Issuers (as defined below), the Securities, the terms of the Offering and the transactions contemplated by the Offering Documents (as defined below), and any material developments relating to the Company and the Guarantors occurring after the date of the most recent financial statements included therein. Any references herein to the Preliminary Offering Memorandum or the Offering Memorandum shall be deemed to include, in each case, all amendments and supplements thereto. The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum and the Offering Memorandum in connection with the offering and resale of the Notes by the Initial Purchasers.

The Company understands that the Initial Purchasers propose to make an offering of the Original Notes (the “Exempt Resales”) only on the terms and in the manner set forth in the Offering Memorandum, as amended or supplemented, and Sections 4, 5 and 12 hereof as soon as the Initial Purchasers deem advisable after this Agreement has been executed and delivered, solely to (i) persons in the United States whom the Initial Purchasers reasonably believe to be qualified institutional buyers (“QIBs”) as defined in Rule 144A under the Act, as such rule may be amended from time to time (“Rule 144A”), in transactions under Rule 144A, and (ii) in transactions under Rule 144A and outside the United States to certain persons in reliance on Regulation S (“Regulation S”) under the Act (each, a “Reg S Investor”). The QIBs and the Reg S Investors are collectively referred to herein as the “Eligible Purchasers.” The Initial Purchasers will offer the Original Notes to such Eligible Purchasers initially at a price equal to [100]% of the principal amount thereof. Such price may be changed at any time without notice.

The payment of principal of, premium and liquidated damages, if any, and interest on the Original Notes and the Exchange Notes will be fully and unconditionally guaranteed on a senior/subordinated basis, jointly and severally by (i) the Company’s sole stockholder VS Holdings, Inc. (the “Parent”), (ii) the Company’s subsidiary listed on Schedule A hereto (the “Subsidiary”), and (iii) any subsidiary of the Company formed or acquired after the Closing Date that executes an additional guarantee in accordance with the terms of the Indenture, and respective successors and assigns of the subsidiaries of the Company referred to in (i), (ii) and (iii) above (collectively, the “Guarantors”), pursuant to their guarantees (the “Guarantees”).

The Original Notes and the Guarantees attached thereto are herein collectively referred to as the “Securities”; and the Exchange Notes and the Guarantees attached thereto are herein collectively referred to as the “Exchange Securities.” The Company, the Parent and the Subsidiary are herein collectively referred to as the “Issuers.” This Agreement, the Notes, the Guarantees, the Indenture and the Registration Rights Agreement are hereinafter referred to collectively as the “Offering Documents.” Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Indenture.

Concurrently with the closing of the offering of the Notes, the Issuers will enter into a new senior secured credit facility, to be dated as of November 15, 2005, in an aggregate of up to $50,000,000 with Wachovia Bank, National Association, (in its capacity as agent under the new senior secured credit facility, the “First Lien Collateral Agent”) and a syndicate of other financial institutions (as the same may be amended, modified, supplemented or restated from time to time, the “Credit Facility”).

The Issuers have agreed to secure the Notes and the Guarantees of the Securities by second priority security interests granted to Wilmington Trust Company, as the collateral agent (the “Collateral Agent”) for the benefit of the Trustee and the holders of the Notes and any additional securities issued pursuant to the Indenture on all of the personal property of the Issuers, whether tangible or intangible (the “Collateral”), subject to certain exceptions set forth in the Indenture and the Security Agreement (as defined below). Such second priority security interests will be evidenced by the security agreement to be dated as of November 15, 2005, among the Issuers and the Collateral Agent (the “Security Agreement”); the intercreditor agreement to be dated as of November 15, 2005, among the Issuers, the Guarantors, the Collateral Agent and the First Lien Collateral Agent (the “Intercreditor Agreement”); the collateral agency agreement to be dated as of November 15, 2005, among the Issuers, the Trustee and the Collateral Agent (the “Collateral Agency Agreement”); and any account control agreements to which any of the Issuers are a party that are in effect at the Closing Date (as defined below) (such agreements, together with the Security Agreement, the Intercreditor Agreement and the Collateral Agency Agreement, the “Security Documents”).

2. Representations and Warranties of the Company and the Guarantors. The Issuers, jointly and severally, represent and warrant to the Initial Purchasers that:

(a) The Preliminary Offering Memorandum as of its date does not, and the Offering Memorandum, as of its date and as of the Closing Date, does not and will not, and any supplement or amendment to them will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading, except that the representations and warranties contained in this paragraph shall not apply to statements in or omissions from the Preliminary Offering Memorandum and the Offering Memorandum (or any supplement or amendment thereto) made in reliance upon and in conformity with information relating to the Initial Purchasers furnished to the Company and the Guarantors in writing by the Initial Purchasers expressly for use therein. The Offering Memorandum and any amendment or supplement thereto complied or will comply in all material respects with subsection (d)(4) of Rule 144A.

(b) The Preliminary Offering Memorandum and the Offering Memorandum have been or will be prepared by the Company for use by the Initial Purchasers in connection with the Offering. No order or decree preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued and no proceeding for that purpose has commenced or is pending or, to the knowledge of the Company, is contemplated.

(c) Subsequent to the respective dates as of which information is given in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum), except as disclosed in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum), the Company has not declared, paid or made any dividends or other distributions of any kind on or in respect of its capital stock and there has been no material adverse change or any development involving a prospective material adverse change, in the capital stock or the long-term debt, or material increase in the short-term debt, of the Company or any Subsidiary from that set forth in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum), whether or not arising from transactions in the ordinary course of business, in or affecting (i) the business, condition (financial or otherwise), results of operations, stockholders’ equity, properties or prospects of the Company and the Subsidiary, taken as a whole; (ii) the ability of the Company to consummate the Offering or any of the other transactions contemplated by the Offering Documents. Since the date of the latest balance sheet included in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum), neither the Company nor any Subsidiary has incurred or undertaken any liability or obligation, whether direct or indirect, liquidated or contingent, matured or unmatured, or entered into any transaction, including any acquisition or disposition of any business or asset, which is material to the Company and the Subsidiary, taken as a whole, except for liabilities, obligations and transactions which are disclosed in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum).

(d) Each of the Issuers has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each of the Company and the Subsidiary has all requisite power and authority to carry on its business as it is currently being conducted and as described in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum), and to own, lease and operate its respective properties. Each of the Issuers is duly qualified and authorized to do business and is in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business requires such qualification, except to the extent such failures to be so qualified or in good standing in the aggregate could not reasonably be expected to have a material adverse effect on (A) the properties, business, results of operations, condition (financial or otherwise), stockholders’ equity, properties or prospects of the Company and the Subsidiary, taken as a whole; (B) the long-term debt or capital stock of the Issuers; (C) the issuance or marketability of the Notes or (D) the validity of this Agreement or any other Offering Document or the transactions described in the Offering Memorandum under the caption “Use of Proceeds” (any such effect being a “Material Adverse Effect”).

(e) The Subsidiary listed on Exhibit B is the only subsidiary of the Company within the meaning of Rule 405 under the Act. Except for the Subsidiary, the Company holds no ownership or other interest, nominal or beneficial, direct or indirect, in any corporation, partnership, joint venture or other business entity. All of the issued shares of capital stock of or other ownership interests in the Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable and, except as disclosed in the Offering Memorandum, are owned, directly or indirectly, by the Company, free and clear of any lien, charge, mortgage, pledge, security interest, claim, limitation on voting rights, equity, trust or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever (any “Lien”).

(f) Except as disclosed in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum), neither the Company nor the Subsidiary has outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire, or any preemptive rights or other rights to subscribe for or to purchase, or any contracts or commitments to issue or sell, or instruments convertible into or exchangeable for, any capital stock or other equity interest in, the Company or the Subsidiary (any “Relevant Security”). The authorized, issued and outstanding capital stock of the Parent is as set forth in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum) under the caption “Capitalization” and, after giving effect to the Offering, will be as set forth in the column headed “As Adjusted” under the caption “Capitalization.” All of the issued and outstanding shares of capital stock of the Company are fully paid and non-assessable and have been duly and validly authorized and issued, in compliance with all applicable state, federal and foreign securities laws and not in violation of or subject to any preemptive or similar right that does or will entitle any person, upon the issuance or sale of any security, to acquire from the Company or the Subsidiary any Relevant Security.

(g) When the Original Notes and the Guarantees thereof are issued and delivered pursuant to this Agreement, no securities of the Company or the Subsidiary or any Guarantor are (i) of the same class (within the meaning of Rule 144A under the Act) as the Original Notes or Guarantee thereof and (ii) listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (together with the rules and regulations of the Commission promulgated thereunder, the “Exchange Act”); or quoted in a United States automated inter-dealer quotation system.

(h) Each of the Issuers has the required corporate power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Offering Documents to which it is a party and to consummate the transactions contemplated hereby and thereby, including, without limitation, the corporate power and authority to issue, sell and deliver the Notes and to issue and deliver the related Guarantees as provided herein and therein.

(i) The Original Notes have been duly and validly authorized by the Company for issuance and sale to the Initial Purchasers pursuant to this Agreement and, when executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and when delivered to and paid for by the Initial Purchasers in accordance with the terms hereof and thereof, will have been duly and validly executed, issued and delivered and will constitute valid and legally binding obligations of the Company, entitled to the benefits of the

Indenture and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity) and (iii) except as rights to indemnity and contribution hereunder may be limited by federal and state securities laws ((i), (ii) and (iii) are referred to herein collectively as the “Enforceability Exceptions”). The Original Notes will conform in all material respects to the descriptions thereof in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum). At the Closing Date, the Original Notes are in the form contemplated by the Indenture.

(j) The Guarantees of the Original Notes have been duly and validly authorized by each of the Guarantors for issuance to the Initial Purchasers pursuant to this Agreement and, when executed by the respective Guarantors in accordance with the provisions of the Indenture and when delivered to the Initial Purchasers in accordance with the terms hereof and thereof, and when the Original Notes have been issued and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms hereof and thereof, will constitute valid and legally binding obligations of each of the Guarantors, enforceable against each of them in accordance with their terms and entitled to the benefits of the Indenture, except that the enforcement thereof may be limited by the Enforceability Exceptions. The Guarantees of the Original Notes will conform in all material respects to the descriptions thereof in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum).

(k) The Exchange Notes have been duly and validly authorized for issuance by the Company and, when issued and executed by the Company and authenticated by the Trustee in accordance with the terms of the Exchange Offer and the Indenture, will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be limited by the Enforceability Exceptions. Upon exchange of the Original Notes in accordance with their terms and the Indenture the Exchange Notes will be issued free of statutory and contractual preemptive rights, will be duly and validly issued and fully paid and non-assessable, have been issued in compliance with all applicable state, federal and foreign securities laws, have not been issued in violation of or subject to any preemptive or similar right that does or will entitle any person to acquire any Relevant Security from the Company or any Subsidiary upon issuance or sale of the Original Notes or the Exchange Notes. The Exchange Notes conform in all material respects to the descriptions thereof in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum).

(l) The Guarantees of the Exchange Notes have been duly and validly authorized by each of the Guarantors and, when executed by the respective Guarantors and when delivered in accordance with the provisions of the Indenture and when the Exchange Notes have been issued and authenticated in accordance with the terms of the Exchange Offer and the Indenture, will constitute valid and legally binding obligations of each of the Guarantors, enforceable against each of them in accordance with their terms and entitled to the benefits of the Indenture, except that the enforcement thereof may be limited by the Enforceability Exceptions.

The Guarantees of the Exchange Notes conform in all material respects to the descriptions thereof in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum)

(m) The Indenture has been duly and validly authorized by the Issuers and meets the requirements for qualification under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission applicable to an indenture so qualified, and, when duly executed and delivered by the Company and each Guarantor (assuming the due authorization, execution and delivery by the Trustee, will constitute a valid and legally binding agreement of the Issuers, enforceable against each of them in accordance with its terms, except that the enforcement thereof may be limited by the Enforceability Exceptions. The Indenture conforms in all material respects to the description thereof in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum).

(n) The Registration Rights Agreement has been duly and validly authorized by the Issuers and when duly executed and delivered by the Issuers (assuming the due authorization, execution and delivery by the Initial Purchasers), will constitute a valid and legally binding obligation of the Issuers, enforceable against each of them in accordance with its terms except that the enforcement thereof may be limited by the Enforceability Exceptions. The Registration Rights Agreement conforms in all material respects to the description thereof in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum).

(o) Each of the Security Documents has been duly and validly authorized by the Issuers. When each of the Security Documents have been duly executed and delivered, each of the Security Documents will constitute a valid and binding agreement of the Issuers, enforceable against the each of them in accordance with their respective terms, except as enforcement thereof may be limited by the Enforceability Exceptions. The Security Documents conform in all material respects to the descriptions thereof in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum).

(p) When each of the Security Documents has been duly executed and delivered, the Security Documents will be effective to grant and create, in favor of the Collateral Agent, for the benefit of each present and future holder of the Securities, a valid and enforceable security interest in the Collateral described therein and proceeds and products thereof; and (i) when financing statements and other filings in appropriate form are filed in the offices as specified in the Security Agreement and (ii) upon the taking of possession or control by the Collateral Agent of any such Collateral with respect to which a security interest may be perfected only by possession or control, the security interest created by the Security Agreement, together with the Collateral Agency Agreement, shall constitute a fully perfected security interest on, and security interest in all right, title and interest of the grantors thereunder in such Collateral (other than such Collateral in which a security interest cannot be perfected under the UCC (as defined below) as in effect at the relevant time in the relevant jurisdiction), in each case subject to no Liens (as defined in the Indenture) other than Permitted Liens (as defined in the Indenture) (and subject as to priority, to no Liens other than Permitted Prior Liens (as defined in the Indenture)).

(q) At the Closing Date, the representations and warranties contained in the Security Documents will be true and correct in all material respects as if made as of the Closing Date.

(r) Each of the Issuers is a “registered organization” (as defined in Article 9 of the Uniform Commercial Code (the “UCC”) as in effect in the state of New York and the states in which each of the Issuers is organized) under the law of the jurisdiction in which it is organized, and at the Closing Date the Issuers will have made provision for the prompt perfection of all security interests granted under the Security Agreement in Collateral consisting of personal property or fixtures to the extent such security interests may be perfected by filing pursuant to the filing of financing statements in connection with the execution of the Security Agreement.

(s) As of the Closing Date each of the Issuers will own or otherwise have the rights it purports to have in the Collateral securing the Notes free and clear of all Liens (other than Permitted Liens (as defined in the Indenture)), and no financing statements in respect of Collateral securing the Securities will be on file in favor of any person other than those in respect of Permitted Liens and those for which duly authorized termination statements are delivered to the Collateral Agent or the First Lien Collateral Agent at the Closing Date.

(t) This Agreement has been duly and validly authorized, executed and delivered by each Issuer.

(u) None of the Issuers is (i) in violation of its certificate of incorporation or bylaws, or other organizational documents, (ii) in default, and no event has occurred which, with notice or lapse of time or both or otherwise, would constitute a default under, or result in the creation or imposition of any Lien upon, any of its property or assets pursuant to, any bond, debenture, note, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, or (iii) in violation in any material respect of any law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body (including, without limitation, environmental laws, statutes, ordinances, rules, regulations, judgments or court decrees), foreign or domestic, except (in the case clauses (ii) and (iii) above) violations or defaults that could not (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect and except (in the case of clause (ii) alone) for any Lien disclosed in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum).

(v) None of (i) the execution, delivery, and performance by the Company and each Guarantor of this Agreement and consummation of the transactions contemplated by the Offering Documents or the Security Documents to which each of them, respectively, is a party, (ii) the issuance and sale of the Original Notes, the issuance of the Exchange Notes, and the issuance of the Guarantees, or (iii) the consummation by the Company of the transactions described in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum) under the caption “Use of Proceeds,” (A) violates or will violate, conflicts with or will conflict with, requires or will require consent under, or results or will result in a breach of any of the terms and provisions of, or constitutes or will constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or results or will result in the creation or imposition of any Lien other than a Permitted Lien (as defined in the Indenture) upon any properties or assets of the Company or any Subsidiary, or an acceleration of any indebtedness of the Company or any Subsidiary pursuant to (1) any provision of the certificate of incorporation or other organizational document of the Company or the Subsidiary, (2) any bond, debenture, note, indenture, mortgage, deed of trust, loan agreement or other agreement, instrument, franchise, license or permit to which any Issuer is a party or by which the Company or the Subsidiary or their respective properties, operations or assets is or may be bound, (3) or any statute, law, ordinance, rule or regulation applicable to any Issuer or any of their properties or assets, or (4) any directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, domestic or foreign, except (in the case of clauses (2), (3) and (4) above) as could not reasonably be expected to have a Material Adverse Effect.

(w) Each of the Issuers has all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses, filings and permits of, with and from all judicial, regulatory and other legal or governmental agencies, bodies or administrative agencies, and all third parties, foreign and domestic (collectively, the “Consents”), to own, lease and operate its properties and conduct its business as it is now being conducted and as disclosed in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum), and each such Consent is valid and in full force and effect, and none of the Issuers has received notice of any investigation or proceedings which results in or, if decided adversely to any Issuer, could reasonably be expected to result in, the revocation of, or imposition of a materially burdensome restriction on, any Consent. Each of the Company and the Subsidiaries is in compliance with all applicable laws, rules, regulations, ordinances, directives, judgments, decrees and orders, foreign and domestic, except where failure to be in compliance could not reasonably be expected to have a Material Adverse Effect. No Consent contains a materially burdensome restriction not adequately disclosed in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum).

(x) No Consent of, with or from a judicial, regulatory or other legal or governmental agency or body or any third party, foreign or domestic, other than with respect to state or foreign securities or blue sky laws or the by-laws and rules of the National Association of Securities Dealers, Inc. is required for (i) the execution, delivery and performance by each of the Company and the Guarantors of this Agreement or consummation of the Offering, the Exchange Offer and the other transactions contemplated by the Offering Documents to which each of them, respectively, is a party or (ii) the issuance, sale and delivery of the Original Notes (and the issuance of the Exchange Notes in connection with the Exchange Offer), and the issuance of the Guarantees, except such Consents as have been or will be obtained and made on or prior to the Closing Date (or, in the case of the Registration Rights Agreement, will be obtained and made under the Act, the Trust Indenture Act, and state securities or blue sky laws and regulations), that the Commission must declare the Registration Statement effective pursuant to the Registration Rights Agreement and except to the extent that the failure to obtain such Consent could not be reasonably expected to have a Material Adverse Effect.

(y) Except as disclosed in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum), there is (i) no judicial, regulatory, arbitral or other legal or governmental proceeding or other litigation or arbitration before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, pending to which any of the Issuers are or may be a party or of which the business, property, operations or assets of the Company or the Subsidiary is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that has been proposed by any governmental body, and (iii) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which any of the Issuers are or may be subject or to which the business, property, operations or assets of the Company or the Subsidiary is or may be subject, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; to the best of the Company’s knowledge, no such proceeding, litigation or arbitration is threatened or contemplated; and the defense of all such proceedings, litigation and arbitration against or involving any of the Issuers could not reasonably be expected to have a Material Adverse Effect.

(z) There exists as of the date hereof (after giving effect to the transactions contemplated by each of the Offering Documents) no event or condition that would constitute a default or an event of default (in each case as defined in each of the Offering Documents) under any of the Offering Documents that would result in a Material Adverse Effect or materially adversely affect the ability of the Company to consummate the Offering and the other transactions contemplated by the Offering Documents, including, without limitation, the Exchange Offer.

(aa) No action has been taken that prevents the issuance of the Notes or the Guarantees or prevents or suspends the use of the Offering Memorandum; to the Company’s knowledge, no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction has been issued that prevents the issuance of the Notes or the Guarantees or prevents or suspends the sale of the Original Notes or the Guarantees in any jurisdiction referred to in Section 2(e) hereof; and every request of any securities authority or agency of any jurisdiction for additional information has been complied with in all material respects.

(bb) There is (i) no significant unfair labor practice complaint pending against the Issuers nor, to the knowledge of the Issuers, threatened against any of them, before the National Labor Relations Board, any state or local labor relations board or any foreign labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Issuers or, to the knowledge of the Issuers, threatened against any of them, (ii) no significant strike, labor dispute, slowdown, or stoppage pending against the Issuers nor, to the knowledge of the Issuers, threatened against any of them, (iii) no labor disturbance by the employees of the Issuers or, to the knowledge of the Issuers, no such disturbance is imminent and none of the Issuers is aware of any existing or imminent labor disturbances by the employees of any of their respective, principal suppliers, manufacturers, customers or contractors that, in any such case (individually or in the aggregate), could reasonably be expected to have a Material Adverse Effect, and (iv) no union representation question existing (to the knowledge of the Issuers) with respect to the employees of the Issuers. To the knowledge of the Issuers, no collective bargaining organizing activities are taking place with respect to the Issuers. None of the Issuers has violated (i) any federal, state or local law or foreign law relating to discrimination in hiring, promotion or pay of employees, (ii) any applicable wage or hour laws, or (iii) any provision of the Employee Retirement Income Security Act of 1974, as amended, including the rules, regulations and published interpretations thereunder (“ERISA”), except those violations that could not reasonably be expected to have a Material Adverse Effect.

(cc) No “prohibited transaction” (as defined in either Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)), “accumulated funding deficiency” (as defined in Section 302 of ERISA) or other event of the kind described in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan for which the Issuers have any liability that would, in the aggregate, reasonably be expected to have a Material Adverse Effect; except as would not reasonably be expected to have a Material Adverse Effect, each employee benefit plan for which the Issuers have any liability is in material compliance with applicable law, including (without limitation) ERISA and the Code; the Company has not incurred and does not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from any “pension plan,” except as would not reasonably be expected to have a Material Adverse Effect, and each employee benefit plan for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which could cause the loss of such qualification. The execution and delivery of this Agreement, the other Offering Documents and the sale of the Securities to be purchased by Eligible Purchasers will not involve any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986. The representation made by the Company and the Guarantors in the preceding sentence is made in reliance upon and subject to the accuracy of, and compliance with, the representations and covenants made or deemed made by Eligible Purchasers as set forth in the Offering Memorandum under the caption “Notice to Investors.”

(dd) There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company or the Subsidiary (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company is or may be liable) upon any other property now or previously owned or leased by the Company or the Subsidiary, or upon any other property, which would be a violation of or give rise to any liability under any applicable law, rule, regulation, order, judgment, decree or permit relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Law”), except for violations and liabilities which, in the aggregate, could not be reasonably expected to have a Material Adverse Effect. There has been no disposal discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company or the Subsidiary has knowledge. Neither the Company nor the Subsidiary has agreed to assume, undertake or provide indemnification for any liability of any other person under any Environmental Law, including any obligation for cleanup or remedial action, except for violations and liabilities which, in the aggregate, could not be reasonably expected to have a Material Adverse Effect. There is no pending or, to best knowledge of the Company and the Subsidiary, threatened administrative, regulatory or judicial action, claim or notice of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or the Subsidiary except for actions, claims or notices of noncompliance or violation, investigation or proceedings which, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(ee) There is no alleged liability, or to the knowledge of the Company and the Guarantors, potential liability (including, without limitation, alleged or potential liability or investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damages, personal injuries or penalties) of the Company or the Subsidiary arising out of, based on or resulting from (i) the presence or release into the environment of any Hazardous Material (as defined) at any location, whether or not owned by the Company or the Subsidiary, as the case may be, or (ii) any violation or alleged violation of any Environmental Law, other than as disclosed in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum) except for any liabilities which, in the aggregate, could not reasonably be expected to have a Material Adverse Effect. The term “Hazardous Material” means (i) any “hazardous substance” as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (ii) any “hazardous waste” as defined by the Resource Conservation and Recovery Act, as amended, (iii) any petroleum or petroleum product, (iv) any polychlorinated biphenyl, and (v) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other law relating to protection of human health or the environment or imposing liability or standards of conduct concerning any such chemical material, waste or substance.

(ff) The Company and the Subsidiary have such permits, licenses, franchises and authorizations of governmental or regulatory authorities (“permits”), including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease and operate its respective properties and to conduct its businesses, except where the failure to have such permits could not reasonably be expected to have a Material Adverse Effect, and the Company the Subsidiary have fulfilled and performed all of their obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit.

(gg) The Company and the Subsidiary own or lease all such properties as are necessary to the conduct of its business as presently operated as described in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the Preliminary Offering Memorandum). The Company and the Subsidiary have (i) good and marketable title to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all Liens except for Permitted Liens and except such as are described in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum) or such as do not (individually or in the aggregate) materially affect the value of such property or interfere with the use made or proposed to be made of such property by the Company and the Subsidiaries) and (ii) peaceful and undisturbed possession of any real property and buildings held under lease or sublease by the Company and the Subsidiaries and such leased or subleased real property and buildings are held by them under valid, subsisting and enforceable leases and no default exists thereunder, with such exceptions as are not material to, and do not interfere with, the use made and proposed to be made of such property and buildings by the Company and the Subsidiaries. Neither the Company nor the Subsidiary has received any notice of any claim adverse to its ownership of any real or personal property or of any claim against the continued possession of any real property, whether owned or held under lease or sublease by the Company or any Subsidiary, except as would not reasonably be expected to have a Material Adverse Effect.

(hh) The Company and the Subsidiary (i) own, possess or could obtain on commercially reasonable terms adequate right to use all patents, patent applications, patent rights, licenses, formulae, customer lists, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, software, systems or procedures), trademarks, service marks, trade names, trademark registrations, service mark registrations, computer programs, technical data and information, and know-how and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures, the “Intellectual Property”) necessary for the conduct of the business as presently being conducted and as described in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the Preliminary Offering Memorandum) and (ii) have not received any notice of any claim that the conduct of the business conflicts with any such right of others, except as disclosed in the Offering Memorandum and except as would not be reasonably expected to have a Material Adverse Effect.

(ii) Each of the Company and the Subsidiary has accurately prepared and timely filed all tax returns required to be filed by it and has paid or made provision for the payment of all taxes, assessments, governmental or other similar charges shown there to be due, including without limitation, all sales and use taxes and all taxes that the Company or any Subsidiary is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return), except where the failure to file or pay would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. No deficiency assessment with respect to a proposed adjustment of the Company’s or the Subsidiary’s federal, state, local or foreign taxes is pending or, to the knowledge of the Company and the Guarantors, threatened, except for such deficiencies that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. There are no material proposed additional tax assessments against the Company or the Subsidiary, or the assets or property of the Company or the Subsidiary. The accruals and reserves on the books and records of the Company and the Subsidiary in respect of tax liabilities reasonably expected for any taxable period not finally determined are reasonably adequate to meet any assessments and related liabilities for any such period and, since December 31, 2004, the Company and the Subsidiary have not incurred any liability for taxes other than in the ordinary course of its business. There is no material tax Lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of the Company or the Subsidiary.

(jj) The Company and the Subsidiary maintain a system of internal accounting and other controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity in all material respects with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any material differences.

(kk) The Company and the Subsidiary maintain insurance in such amounts and covering such risks as the Company reasonably considers adequate for the conduct of its business and the value of its properties and as the Company believes to be reasonable for companies engaged in similar businesses in similar industries, all of which insurance is in full force and effect, except where the failure to maintain such insurance could not reasonably be expected to have a Material Adverse Effect. There are no material claims by the Company or the Subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. Except as disclosed in the Offering Memorandum, the Company reasonably believes that it will be able to renew its existing insurance as and when such coverage expires or will be able to obtain replacement insurance adequate for the conduct of the business and the value of its properties at a cost that could not reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the Preliminary Offering Memorandum), there are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company. Except as disclosed in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the Preliminary Offering Memorandum) the Company has not, directly or indirectly, including through the Subsidiary, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of the Company.

(ll) The Company and the Subsidiary are not now and, after sale of the Original Notes, as contemplated hereunder and application of the net proceeds of such sale as described in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the Preliminary Offering Memorandum) under the caption “Use of Proceeds,” will not be, an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(mm) Except as described in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum), no holder of any Relevant Security has any rights to require registration of any Relevant Security by reason of the execution by the Company or any of the Guarantors of this Agreement or any other Offering Document to which it is a party or the consummation by the Company or any of the Guarantors of the transactions contemplated hereby and thereby, or as part or on account of, or otherwise in connection with the Offering and any of the other transactions contemplated by the Offering Documents, and any such rights so disclosed have been effectively waived by the holders thereof, and any such waivers remain in full force and effect.

(nn) None of the Issuers, or, to the Issuers’ knowledge, any affiliate (within the meaning of Rule 144 under the Act) has (i) taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company or any of its subsidiaries to facilitate the sale or resale of the Notes or (ii) since the date of the Preliminary Offering Memorandum (A) sold, bid for, purchased or paid any person any compensation for soliciting purchases of the Notes or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company or any of its subsidiaries.

(oo) None of the Issuers or any of their respective affiliates (as defined in Rule 501(b) of Regulation D under the Act) or representatives directly, or through any agent, (i) sold, offered for sale or solicited offers to buy any “security” (as defined in the Act) which is or could be integrated with the sale of the Notes in a manner that would require the registration under the Act of the Notes or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offer and sale of the Securities or in connection with Exempt Resales of the Securities, or in any manner involving a public offering within the meaning of Section 4(2) of the Act. Assuming the accuracy of the Initial Purchasers’ representations and warranties set forth in Section 3 hereof, neither (i) the offer and sale of the Original Notes and the Guarantees to the Initial Purchasers in the manner contemplated by this Agreement and the Offering Memorandum nor (ii) the Exempt Resales requires registration under the Act and prior to the effectiveness of any Registration Statement, the Indenture does not require qualification under the Trust Indenture Act. No securities of the same class as the Notes have been issued and sold by the Company or any Subsidiary within the six-month period immediately prior to the date hereof.

(pp) The financial statements, including the notes thereto, and the supporting schedules included in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum) present fairly in all material respects the financial position as of the dates indicated and the cash flows and results of operations for the periods specified of the Company and its consolidated subsidiaries for which financial statements are included in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum); except as otherwise stated in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum), said financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved; and the supporting schedules included in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum) present fairly the information therein in all material respects. No other financial statements or supporting schedules are required to be included in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum) if the Offering Memorandum were included in a registration statement filed pursuant to the Act. The other financial and statistical information included in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum) derived from the historical and pro forma financial statements, presents fairly the information included therein in all material respects and has been prepared on a basis consistent with that of the financial statements, historical and pro forma that are included in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum) and the books and records of the respective entities presented therein and, to the extent such information is a range, projection or estimate, is based on the good faith belief and estimates of the management of the Company and the Subsidiaries.

(qq) To the Company’s knowledge, Deloitte & Touche LLP who have certified or will certify the financial statements and supporting schedules and information of the Company and its subsidiaries that are included or to be included as part of the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum), is an independent public accounting firm as required by the Act and the Exchange Act.

(rr) The statistical, industry-related and market-related data included in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum) are based on or derived from sources which the Company and the Guarantors reasonably and in good faith believe to be reliable and accurate, and such data agree with the sources from which they are derived in all material respects.

(ss) Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its date, and each amendment or supplement thereto, as of its date, contains the information specified in, and meets the requirements of, Rule 144A(d)(4) under the Act.

(tt) None of the Issuers nor, to the Company’s knowledge, any of their respective affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Issuers make no representation) has engaged or will engage in any directed selling efforts within the meaning of Regulation S with respect to the Original Notes.

(uu) Assuming the accuracy of the representations of the Initial Purchases, the sale of the Original Notes pursuant to Regulation S is not part of a plan or scheme to evade the registration provisions of the Act.

(vv) Except pursuant to this Agreement, there are no contracts, agreements or understandings between or among the Company and the Subsidiary, and any other person that would give rise to a valid claim against the Company or the Subsidiary for a brokerage commission, finder’s fee or like payment in connection with the issuance, purchase and sale of the Notes and the Guarantees.

(ww) Except as described in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum), neither the Company nor the Subsidiary is in default under any of the Offering Documents or any of the contracts described in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum), has received a notice or claim of any such default or has knowledge of any breach of such contracts by the other party or parties thereto, except such defaults or breaches as would not, individually or in the aggregate, have a Material Adverse Effect.

(xx) None of the Issuers nor, to the Company’s knowledge, any of its employees or agents has at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States of any jurisdiction thereof.

(yy) The Company has not distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than the Preliminary Offering Memorandum and the Offering Memorandum.

(zz) The Issuers and their respective affiliates and all persons acting on their behalf (other than the Initial Purchasers, as to whom the Issuers make no representation) have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Original Notes outside the United States and, in connection therewith, the Offering Memorandum will contain the disclosure required by Rule 902(g)(2).

(aaa) The Original Notes sold in reliance on Regulation S will be represented upon issuance by a temporary global security that may not be exchanged for definitive securities until the expiration of the 40-day distribution compliance period referred to in Rule 903(c)(3) of the Act and only upon certification of beneficial ownership of such Original Notes by non-U.S. persons or U.S. persons who purchased such Original Notes in transactions that were exempt from the registration requirements of the Act.

Each certificate signed by or on behalf of the Issuers and delivered to the Initial Purchasers or counsel for the Initial Purchasers shall be deemed to be a representation and warranty by the Issuers to the Initial Purchasers as to the matters covered thereby.

Each of the Issuers acknowledge that the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 10 hereof, counsel for the Issuers and counsel for the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations and hereby consent to such reliance.

3. Representations and Warranties. Each of the Initial Purchasers, severally and not jointly, represents, warrants and covenants to the Issuers and agrees that:

(a) Such Initial Purchaser is a QIB, with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Original Notes.

(b) Such Initial Purchaser (i) is not acquiring the Original Notes with a view to any distribution thereof that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction and (ii) will be reoffering and reselling the Original Notes only to QIBs in reliance on the exemption from the registration requirements of the Act provided by Rule 144A and in offshore transactions in reliance upon Regulation S under the Act.

(c) No form of general solicitation or general advertising (within the meaning of Regulation D under the Act) has been or will be used by such Initial Purchaser or any of its representatives in connection with the offer and sale of any of the Original Notes, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

(d) Such Initial Purchaser agrees that, in connection with the Exempt Resales, it will solicit offers to buy the Original Notes only from, and will offer to sell the Original Notes only to, Eligible Purchasers. Such Initial Purchaser further (i) agrees that it will offer to sell the Original Notes only to, and will solicit offers to buy the Original Notes only from (a) Eligible Purchasers that the Initial Purchaser reasonably believes are QIBs and (b) Reg S Investors, (ii) acknowledges and agrees that, in the case of such QIBs and such Reg S Investors, that such Original Notes will not have been registered under the Act and may be resold, pledged or otherwise transferred only (A)(1) to a person whom the seller reasonably believes is a QIB purchasing for its own account or for the account of a QIB in a transaction meeting the requirements of Rule 144A, (2) in an offshore transaction (as defined in Rule 902 under the Act) meeting the requirements of Rule 904 under the Act, (3) in a transaction meeting the requirements of Rule 144 under the Act and, if such transfer is in respect of an aggregate principal amount of Original Notes less than $250,000, an opinion of counsel acceptable to the Issuers that such transfer is in compliance with the Act or (4) in accordance with another exemption from the registration requirements of the Act (and based upon an opinion of counsel, if the Issuers so request), (B) to the Company or any Subsidiary, (C) pursuant to an effective registration statement under the Act and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction and (iii) acknowledges that it will, and each subsequent holder is required to, notify any purchaser of the security evidenced thereby of the resale restrictions set forth in (ii) above.

(e) Such Initial Purchaser and its affiliates or any person acting on its or their behalf have not engaged or will not engage in any directed selling efforts within the meaning of Regulation S with respect to the Original Notes or the Guarantees thereof.

(f) The Original Notes offered and sold by such Initial Purchaser pursuant hereto in reliance on Regulation S have been and will be offered and sold only in offshore transactions.

(g) The sale of Original Notes offered and sold by such Initial Purchaser pursuant hereto in reliance on Regulation S is not part of a plan or scheme to evade the registration provisions of the Act.

(h) Each Initial Purchaser agrees that it has not offered or sold and will not offer or sell the Original Notes in the United States or to, or for the benefit or account of, a U.S. Person (other than a distributor), in each case, as defined in Rule 902 under the Act (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Original Notes pursuant hereto and the Closing Date, other than in accordance with Regulation S of the Act or another exemption from the registration requirements of the Act. Such Initial Purchaser agrees that, during such 40-day distribution compliance period, it will not cause any advertisement with respect to the Original Notes (including any “tombstone” advertisement) to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Original Notes, except such advertisements as permitted by and include the statements required by Regulation S.

(i) Each Initial Purchaser agrees that, at or prior to confirmation of a sale of Original Notes by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day distribution compliance period referred to in Rule 903(c)(3) under the Act, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:

“The Original Notes covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered, sold, pledged or otherwise transferred within the United States or to, or for the account or benefit of, U.S. persons (i) as part of your distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the Offering and the Closing Date, except in either case in accordance with Regulation S under the Securities Act (or Rule 144A or to Accredited Institutions in transactions that are exempt from the registration requirements of the Securities Act), and in connection with any subsequent sale by you of the Original Notes covered hereby in reliance on Regulation S during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect. Terms used above have the meanings assigned to them in Regulation S.”

(j) Each Initial Purchaser agrees that the Original Notes offered and sold in reliance on Regulation S will be represented upon issuance by a global security that may not be exchanged for definitive securities until the expiration of the 40-day distribution compliance period referred to in Rule 903(c)(3) of the Act and only upon certification of beneficial ownership of such Original Notes by non-U.S. persons or U.S. persons who purchased such Original Notes in transactions that were exempt from the registration requirements of the Act.

The Initial Purchasers acknowledge that the Issuers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 8 hereof, counsel for the Issuers and counsel for the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

4. Purchase, Sale and Delivery.

(a) On the basis of the representations, warranties and covenants contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell to the Initial Purchasers, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, the principal amounts of Original Notes set forth opposite the name of such Initial Purchaser on Exhibit B. The purchase price for the Original Notes will be $972.50 per $1,000 principal amount Original Note.

(b) On the Closing Date, the Company shall deliver to the Initial Purchasers, in such denomination or denominations and registered in such name or names as the Initial Purchasers request upon notice to the Company at least 48 hours prior to the Closing Date, (i) one or more Original Notes in definitive global form, registered in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”), having an aggregate amount corresponding to the aggregate principal amount of the Original Notes sold pursuant to Exempt Resales to QIBs (the “Global Note”) and (ii) if any Exempt Resales are made in reliance on Regulation S, one or more Original Notes in definitive form, registered in the name of Cede & Co., as nominee for DTC, having an aggregate amount corresponding to the aggregate amount of the Original Notes, if any, sold pursuant to Exempt Resales in offshore transactions in reliance on Regulation S (the “Temporary Regulation S Global Note”), against payment of the purchase price therefor by wire transfer of same-day funds to the account of the Company, previously designated by it in writing. Such delivery of and payment for the Original Notes shall be made at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, New York 10022 or such other location as may be mutually acceptable. Such delivery and payment shall be made at 9:00 a.m., New York City time, on November 15, 2005 or at such other time as shall be agreed upon by the Initial Purchasers and the Company. The time and date of such delivery and payment are herein called the “Closing Date.” The Global Note and the Temporary Regulation S Global Note shall be made available to the Initial Purchasers for inspection not later than 3:00 p.m., New York City time, on the business day immediately preceding the Closing Date.

5. Offering by Initial Purchasers. The Initial Purchasers propose to make an offering of the Securities at the price and upon the terms set forth in the Offering Memorandum as soon as practicable after this Agreement is entered into and as, in the judgment of the Initial Purchasers, is advisable.

6. Agreements of the Issuers. Each of the Issuers covenants and agrees with the Initial Purchasers that:

(a) The Issuers shall advise the Initial Purchasers as promptly as reasonably practicable, and, if requested by the Initial Purchasers, confirm such advice in writing, (i) of the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any Notes or the related Guarantees for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority and (ii) for a period of 60 days after the Closing Date of the happening of any event that makes any statement of a material fact made in the Preliminary Offering Memorandum or the Offering Memorandum untrue or that requires the making of any additions to or changes in the Preliminary Offering Memorandum or the Offering Memorandum in order to make the Preliminary Offering Memorandum or the Offering Memorandum not misleading in the light of the circumstances existing at the time it is delivered to an Eligible Purchaser. The Issuers shall use commercially reasonable efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any Notes or the related Guarantees under any state securities or Blue Sky laws and, if at any time any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption of any Notes or the related Guarantees under any state securities or Blue Sky laws, the Issuers shall use commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

(b) The Issuers shall, without charge, provide to the Initial Purchasers and to counsel to the Initial Purchasers, and to those persons identified by the Initial Purchasers to the Company as many copies of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments or supplements thereto, as the Initial Purchasers may reasonably request. The Issuers consent to the use of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments and supplements thereto required pursuant hereto, by the Initial Purchasers in connection with Exempt Resales.

(c) None of the Issuers will amend or supplement the Preliminary Offering Memorandum or the Offering Memorandum or any amendment or supplement thereto during such period as in the reasonable opinion of counsel for the Initial Purchasers the Preliminary Offering Memorandum or the Offering Memorandum is required by law to be delivered in connection with Exempt Resales and in connection with market-making activities of the Initial Purchasers for so long as any Original Notes are outstanding unless the Initial Purchasers shall previously have been advised thereof and furnished a copy for a reasonable period of time prior to the proposed amendment or supplement and as to which the Initial Purchasers shall not have given their consent which shall not be unreasonably withheld. The Issuers shall as promptly, as practicable upon the reasonable request of the Initial Purchasers or counsel to the Initial Purchasers, make any amendment or supplement to the Preliminary Offering Memorandum or the Offering Memorandum that may be reasonably necessary or advisable in connection with such Exempt Resales or such market making activities.

(d) If, during the period referred to in 6(c) above, any event shall occur as a result of which, it is necessary or advisable, in the reasonable opinion of counsel for the Initial Purchasers, to amend or supplement the Preliminary Offering Memorandum or the Offering Memorandum in order to make such Preliminary Offering Memorandum or Offering Memorandum not misleading in the light of the circumstances existing at the time it is delivered to an Eligible Purchaser, or if in the reasonable opinion of counsel for the Initial Purchasers it shall be is necessary or advisable to amend or supplement the Preliminary Offering Memorandum or the Offering Memorandum to comply with applicable laws, rules or regulations, the Issuers shall (subject to Section 6(c)) promptly, as reasonably practicable, amend or supplement such Preliminary Offering Memorandum or Offering Memorandum so that, as so amended or supplemented, such Preliminary Offering Memorandum or Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading or so that such Preliminary Offering Memorandum or Offering Memorandum will comply with all applicable laws, rules or regulations.

(e) The Issuers shall cooperate with the Initial Purchasers and counsel for the Initial Purchasers in connection with the qualification or registration of the Original Notes and the Guarantees thereof for offering and sale under the securities or “Blue Sky” laws of such jurisdictions as the Initial Purchasers may designate and shall continue such qualifications in effect for as long as may be necessary to complete the Exempt Resales; provided, however, that in connection therewith none of the Issuers shall be required to qualify as a foreign corporation where it is not now so qualified or to execute a general consent to service of process in any jurisdiction or to take any other action that would subject it to general service of process or to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject, in each case, other than as to matters and transactions relating to the Preliminary Offering Memorandum, the Offering Memorandum or Exempt Resales.

(f) If this Agreement shall terminate or shall be terminated after execution because of any failure or refusal on the part of the Issuers to comply with the terms or fulfill any of the conditions of this Agreement, the Company agrees to reimburse the Initial Purchasers for all reasonable out-of-pocket expenses (including fees and expenses of counsel for the Initial Purchasers) incurred by the Initial Purchasers in connection herewith.

(g) The Company shall apply the net proceeds from the sale of the Original Notes in the manner set forth under “Use of Proceeds” in the Offering Memorandum.

(h) The Issuers shall not voluntarily claim, and shall actively resist any attempts to claim, the benefit of any usury laws against the holders of any Notes.

(i) The Issuers shall do and perform all things required or necessary to be done and performed under this Agreement prior to or after the Closing Date and to satisfy all conditions precedent to the delivery of the Original Notes and the Guarantees thereof.

(j) None of the Issuers or any of their respective “affiliates” (as defined in Rule 144 under the Act) will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Act) that could be integrated with the sale of the Original Notes in a manner that would require the registration under the Act of the sale to the Initial Purchasers or the Eligible Purchasers of the Original Notes or to take any other action that would result in the Exempt Resales not being exempt from registration under the Act.

(k) For so long as any of the Notes remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Act and not able to be sold in their entirety under Rule 144 under the Act (or any successor provision), for the benefit of holders from time to time of Original Notes, the Company will furnish at its expense, upon request, to any holder or beneficial owner of Original Notes and prospective purchasers of the Original Notes, information specified in Rule 144A(d)(4) under the Act, unless the Issuers are then subject to Section 13 or 15(d) of the Exchange Act.

(l) The Issuers shall use commercially reasonable efforts to cause the Exchange Offer to be made in order to permit registered Exchange Notes and the Guarantees thereof to be offered in exchange for the Original Notes and the Guarantees thereof and to comply with all applicable federal and state securities laws in connection with the Exchange Offer.

(m) The Issuers shall use commercially reasonable efforts to comply with all of the agreements set forth in the Registration Rights Agreement and all of the agreements set forth in the representation letters to DTC relating to the approval of the Notes by DTC for “book-entry” transfer.

(n) The Issuers shall use commercially reasonable efforts to (i) permit the Notes to be included for quotation on the PORTALsm market and (ii) permit the Notes to be eligible for clearance and settlement through DTC.

(o) To the extent not publicly available through electronic means, during a period of three years following the Closing Date, to deliver without charge to the Initial Purchasers, as they may reasonably request, copies of (i) all reports or other publicly available information that the Company and the Guarantors mail or otherwise make available to their securityholders and (ii) all reports, financial statements and proxy or information statements filed by the Company with the Commission or any national securities exchange and such other publicly available information concerning the Company or any of its subsidiaries, including without limitation, press releases.

(p) Prior to the Closing Date, to furnish to the Initial Purchasers, as soon as they have been prepared in the ordinary course by the Company, copies of any unaudited interim financial statements for any period subsequent to the periods covered by the financial statements appearing in the Offering Memorandum.

(q) The Issuers shall not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company or any Guarantor to facilitate the sale or resale of the Notes, or take any action prohibited by Regulation M under the Exchange Act, in connection with the distribution of the Securities and the Exchange Securities contemplated hereby. Except as permitted by the Act, none of the Issuers will distribute any (i) preliminary offering memorandum, including, without limitation, the Preliminary Offering Memorandum, (ii) offering memorandum, including, without limitation, the Offering Memorandum, or (iii) other offering material in connection with the offering and sale of the Securities.

(r) For so long as the Notes constitute “restricted” securities within the meaning of Rule 144(a)(3) under the Act, the Issuers shall not, and shall not permit any Subsidiary to, solicit any offer to buy or offer to sell the Notes by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

(s) During the period from the Closing Date until two years after the Closing Date, without the prior written consent of the Initial Purchasers, the Issuers shall not, and shall not permit any of their respective “affiliates” (as defined in Rule 144 under the Act) to, resell any of the Securities or the Exchange Securities that constitute “restricted securities” under Rule 144 that have been reacquired by any of them.

(t) The Issuers acknowledge and agree that (A) the terms of this Agreement and the Offering (including the terms of the Securities) were negotiated at arm’s length between sophisticated parties represented by counsel; (B) no fiduciary, advisory or agency relationship between the Company and/or the Guarantors and the Initial Purchasers has been created as a result of any of the transactions contemplated by this Agreement or the process leading to such transactions, irrespective of whether any Initial Purchaser has advised or is advising the Issuers on other matters, (C) the Initial Purchasers’ obligations to the Issuers in respect of the Offering are set forth in this Agreement in their entirety; and (D) they have obtained such legal, tax, accounting and other advice as they deem appropriate with respect to this Agreement and the transactions contemplated hereby and any other activities undertaken in connection therewith, and they are not relying on the Initial Purchasers with respect to any such matters.

7. Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated (pursuant to Section 14 or otherwise, the Issuers agree to pay all the following costs and expenses and all other costs, expenses, fees and taxes incident to the performance by the Issuers of their obligations hereunder: (i) the negotiation, preparation, printing, typing, filing, reproduction, execution and delivery of this Agreement and of the other Offering Documents and the Security Documents, any amendment or supplement to or modification of any of the foregoing and any and all other documents furnished pursuant hereto or thereto or in connection herewith or therewith and with the Exempt Resales; (ii) the preparation, printing or reproduction of each Preliminary Offering Memorandum, the Offering Memorandum (including, without limitation, financial statements) and all amendments and supplements to any of them; (iii) the issuance, transfer and delivery of the Original Notes and the Guarantees endorsed thereon to the Initial Purchasers; (iv) the registration or qualification of the Notes and the related Guarantees for offer and sale under the securities or Blue Sky laws of the several states (including, without limitation, filing fees, the cost of printing and mailing a preliminary and final Blue Sky Memorandum, and the reasonable fees and disbursements of counsel to the Initial Purchasers relating to such registration or qualification), (v) the delivery (including postage, air freight charges and charges for counting and packaging) of such copies of each Preliminary Offering Memorandum, the Offering Memorandum and all amendments or supplements to any of them as may be requested for use in connection with the offering and sale of the Notes and the Exempt Resales; (vi) the preparation, printing, authentication, issuance and delivery of certificates for the Notes, including any stamp taxes in connection with the original issuance and sale of the Notes and Trustee’s fees; (vii) the fees, disbursements and expenses of the Issuers’ counsel (including local and special counsel, if any) and accountants, (viii) the reproduction and delivery of this Agreement and the other Offering Documents, the preliminary and supplemental “Blue Sky” memoranda and all other agreements of documents reproduced and delivered in connection with the offering of the Notes; (ix) all fees and expenses (including fees and expenses of counsel) of the Issuers in connection with the approval of the Notes by DTC for “book-entry” transfer; (x) any fees charged by investment rating agencies for the rating of the Notes; (xi) the fees and expenses of the Trustee and its counsel; (xii) all expenses incurred in connection with the performance by the Issuers of their other obligations under this Agreement and the other Offering Documents; (xiii) the transportation and other “roadshow” expenses incurred by or on behalf of the Company representatives in connection with presentations to and related communications with prospective purchasers of the Notes; and (xiv) all expenses and listing fees incurred in connection with the application for quotation of the Notes on the PORTALsm Market.

8. Indemnification.

(a) The Issuers, jointly and severally, shall indemnify and hold harmless (i) the Initial Purchasers, (ii) each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, and (iii) the respective officers, directors, partners, employees, representatives and agents of each Initial Purchaser or any controlling person, from and against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any investigation or litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in Preliminary Offering Memorandum or the Offering Memorandum, or in any supplement thereto or amendment thereof, (ii) the omission or alleged omission to state in the Preliminary Offering Memorandum or the Offering Memorandum, or in any supplement thereto or amendment thereof, a material fact or necessary to make the statements therein, in light of the circumstances under which they were made not misleading; provided, however, that none of the Issuers will be liable in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information relating to any Initial Purchaser furnished to the Company and the Guarantors by or on behalf of such Initial Purchaser expressly for use therein; provided, further that with respect to any such untrue statement in or omission from the Preliminary Offering Memorandum, the indemnity agreement contained in this paragraph (a) shall not inure to the benefit of any Initial Purchaser to the extent that, a court of competent jurisdiction finds, in a final, non-appealable judgment binding upon the parties hereto, that the sale to the person asserting any such loss, claim, damage or liability was an initial resale by such Initial Purchaser and any such loss, claim, damage or liability of or with respect to such Initial Purchaser results from the fact that both (i) a copy of the Offering Memorandum was not sent or given to such person at or prior to the written confirmation of the sale of such Securities to such person and (ii) the untrue statement in or omission from such Preliminary Offering Memorandum was corrected in the Offering Memorandum unless, in either case, such failure to deliver the Offering Memorandum was a result of non-compliance by the Company with the provisions of Section 6(a) hereof. The parties acknowledge and agree that such information provided by or on behalf of the Initial Purchasers consists solely of the material identified in Section 11 hereof. This indemnity agreement will be in addition to any liability that the Issuers may otherwise have, including under this Agreement.

(b) Each Initial Purchaser, severally and not jointly, shall indemnify and hold harmless (i) the Issuers, (ii) each person, if any, who controls the Company or any of the Guarantors within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, and (iii) the officers, directors, partners, employees, representatives and agents of the Issuers, from and against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any investigation or litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information relating to the Initial Purchasers furnished to the Issuers by or on behalf of the Initial Purchasers expressly for use therein; provided, however, that each Initial Purchaser indemnifies the Issuers only with respect to the information such Initial Purchaser provides to the Company. The parties acknowledge and agree that such information provided by or on behalf of the Initial Purchasers consists solely of the material identified in Section 11 hereof. This indemnity will be in addition to any liability that the Initial Purchasers may otherwise have, including under this Agreement.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability that it may have under this Section 8). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate, at its own expense in the defense of such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided, however, that counsel to the indemnifying party shall not (except with the written consent of the indemnified party) also be counsel to the indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, (iii) the indemnifying party does not diligently defend the action after assumption of the defense, or (iv) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them that are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying party or parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of counsel shall be borne by the indemnifying parties. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm of legal counsel (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. No indemnifying party shall, without the prior written consent of the indemnified parties, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened claim, investigation, action or proceeding in respect of which indemnity or contribution may be or could have been sought by an indemnified party under this Section 8 or Section 9 hereof (whether or not the indemnified party is an actual or potential party thereto), unless (x) such settlement, compromise or judgment (1) includes an unconditional release of the indemnified party from all liability arising out of such claim, investigation, action or proceeding and (2) does not include a statement as to or an admission of fault, culpability or any failure to act, by or on behalf of the indemnified party, and (y) the indemnifying party confirms in writing its indemnification obligations hereunder with respect to such settlement, compromise of judgment.

9. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 8 is for any reason held to be unavailable from an indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Issuers, on the one hand, and the Initial Purchasers, on the other hand, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, liabilities, claims, damages and expenses suffered by any of the Issuers, any contribution received by the Company and the

Guarantors from persons, other than the Initial Purchasers, who may also be liable for contribution, including persons who control the Company or any of the Guarantors within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act) to which the Issuers and the Initial Purchasers may be subject, in such proportion as is appropriate to reflect the relative benefits received by the Issuers, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Original Notes or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party’s not having received notice as provided in Section 8, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Issuers, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Issuers, on the one hand, and the Initial Purchasers, on the other hand, shall be deemed to be in the same proportion as (i) the total proceeds from the offering of the Original Notes (net of discounts but before deducting expenses) received by the Issuers bear to (ii) the discounts and commissions received by the Initial Purchasers, respectively. The relative fault of the Issuers, on the one hand, and of the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers or the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Issuers and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to above. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any judicial, regulatory or other legal or governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 9, (i) in no case shall the Initial Purchasers be required to contribute any amount in excess of the amount by which the discounts and commissions applicable to the Original Notes purchased by such Initial Purchaser pursuant to this Agreement exceeds the amount of damages that such Initial Purchaser has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, (A) each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and (B) the respective officers, directors, partners, employees, representatives and agents of the Initial Purchasers or any controlling person shall have the same rights to contribution as any Initial Purchaser, and (1) each person, if any, who controls any of the Issuers within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and (2) the respective officers, directors, partners, employees, representatives and agents of the Issuers shall have the same rights to contribution as the Issuers, subject in each case to clauses (i) and (ii) of this Section 9. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 9, notify such party or parties from whom contribution may be sought, but the failure to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 9 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its prior written consent, provided that such written consent was not unreasonably withheld.

The Initial Purchasers’ obligations to contribute pursuant to this Section 9 are several in proportion to the respective principal amount of Original Notes purchased by each of the Initial Purchasers hereunder and not joint.

10. Conditions of Initial Purchasers’ Obligations. The obligations of the Initial Purchasers to purchase and pay for the Original Notes, as provided herein, are subject to the absence from any certificates, opinions, written statements or letters furnished to the Initial Purchasers pursuant to this Section 10 of any misstatement of any fact or omissions of any fact that, in the opinion of counsel is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and to the satisfaction of the following additional conditions unless waived in writing by the Initial Purchasers:

(a) All of the representations and warranties of the Issuers contained in this Agreement shall be true and correct on the date hereof and on the Closing Date with the same force and effect as if made on and as of the date hereof and the Closing Date, respectively. The Issuers shall have performed or complied with all of the agreements and satisfied all conditions on their respective parts to be performed, complied with or satisfied hereunder at or prior to the Closing Date.

(b) The Offering Memorandum shall have been printed and copies distributed to the Initial Purchasers not later than 10:00 a.m., New York City time, on the day following the date of this Agreement or at such later date and time as to which the Initial Purchasers may agree, and no stop order suspending the qualification or exemption from qualification of the Original Notes or the Guarantees thereof in any jurisdiction referred to in Section 2(e) shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

(c) None of the issuance and sale of the Securities pursuant to this Agreement or any of the transactions contemplated by any of the other Offering Documents shall be enjoined (temporarily or permanently) and no restraining order or other injunctive order shall have been issued; and there shall not have been any legal action, statute, order, rule, regulation, decree or other administrative proceeding enacted, instituted, adopted, issued or threatened against the Company, the Guarantors, or against the Initial Purchasers relating to the issuance of the Securities or the Initial Purchasers’ activities in connection therewith or any other transactions contemplated by this Agreement or the Offering Memorandum, or the other Offering Documents. No stop order shall have been issued preventing the use of the Offering Memorandum, or any amendment or supplement thereto.

(d) Subsequent to the date of this Agreement and since the date of the most recent financial statements in the Offering Memorandum (exclusive of any amendment or supplement thereto after the date hereof), (i) there shall not have occurred any change, or any development involving a prospective change, in or affecting the general affairs, management, business, condition (financial or other), properties, prospects, results of operations, capital stock, or long-term debt, or a material increase in the short-term debt, of the Company or the Subsidiary, not contemplated by the Offering Memorandum that is, in the judgment of the Initial Purchasers, so material and adverse as to make it impracticable or inadvisable to proceed with the offering of the Securities on the terms and in the manner contemplated by the Offering Documents, (ii) no dividend or distribution of any kind shall have been declared, paid or made by the Company or the Subsidiary on any class of its capital stock, (iii) none of the Company or the Subsidiary shall have incurred any liability or obligation, direct or contingent, that is material, individually or in the aggregate, to the Company and its subsidiaries, taken as a whole, and that is required to be disclosed on a balance sheet or notes thereto in accordance with generally accepted accounting principles and is not disclosed on the latest balance sheet or notes thereto included in the Offering Memorandum, and (iv) there shall not have occurred any event or development relating to or involving the Issuers, or any of their respective officers or directors that makes any statement made in the Offering Memorandum untrue or that, in the opinion of the Issuers and their counsel or the Initial Purchasers and their counsel, require the making of any addition to or change in the Offering Memorandum in order to state a material fact required by any applicable law, rule or regulation required to be stated therein or necessary in order to make the statements made therein not misleading.

(e) The Initial Purchasers shall have received certificates, dated the Closing Date, signed by the chief executive officer and the chief financial officer of the Company and each Guarantor (in their respective capacities as such), in form and substance reasonably satisfactory to the Initial Purchasers, confirming on behalf of the Company, as of the Closing Date, the matters set forth in paragraphs (a), (b), (c), (d) and (e) of this Section 10 and that, as of the Closing Date, the obligations of the Company and such Guarantor, as the case may be, to be performed hereunder on or prior thereto have been duly performed.

(f) The Initial Purchasers shall have received on the Closing Date an opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers and Latham & Watkins LLP, counsel for the Initial Purchasers, of Kirkland & Ellis LLP, counsel for the Issuers, substantially to the effect set forth in Exhibit D hereto.

(g) At the time this Agreement is executed and at the Closing Date, the Initial Purchasers shall have received from Deloitte & Touche LLP, independent public accountants for the Company and the Guarantors, dated as of the date of this Agreement and as of the Closing Date, customary “comfort” letters addressed to the Initial Purchasers and in form and substance satisfactory to the Initial Purchasers and Latham & Watkins LLP, counsel for the Initial Purchasers, with respect to the financial statements and certain financial information of the Company and its Subsidiary contained in the Offering Memorandum.

(h) The Initial Purchasers shall have received an opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, of Latham & Watkins LLP, counsel for the Initial Purchasers, relating to this Agreement and such other related matters as the Initial Purchasers may require.

(i) Latham & Watkins LLP, counsel to the Initial Purchasers, shall have been furnished with such documents, in addition to those set forth above, as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 10 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions herein contained.

(j) The Issuers shall have furnished or caused to be furnished to the Initial Purchasers such further information, certificates and documents as the Initial Purchasers may have reasonably requested.

(k) The Issuers and the Trustee shall have entered into the Indenture and the Initial Purchasers shall have received counterparts, conformed as executed, thereof and the Original Notes and the Guarantees thereof shall have been duly executed and delivered by the Company and the Guarantors, and the Original Notes shall have been duly authenticated by the Trustee.

(l) The Issuers and the Initial Purchasers shall have entered into the Registration Rights Agreement and the Initial Purchasers shall have received counterparts, conformed as executed, thereof, and such agreement shall be in full force and effect.

(m) On or after the date hereof, (i) there shall not have occurred any downgrading, suspension or withdrawal of, nor shall there have been any announcement of any potential or intended downgrading, suspension or withdrawal of, or of any review (or of any potential or intended review) for a possible downgrading, or with negative implications, or direction not determined of, any rating of any of the Issuers or any securities of any of the Issuers (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Act, (ii) there shall not have occurred any change, nor shall any notice have been given of any potential or intended change, in the outlook for any rating of any of the Issuers or any securities of any of the Issuers by any such rating organization, and (iii) no such rating organization shall have given notice that it has assigned (or is considering assigning) a lower rating to the Notes than that on which the Notes were marketed.

(n) The Issuers and the other parties thereto shall have entered into each of the Security Documents (with all mortgages and deeds of trust and any related assignments duly acknowledgeable in recordable form) and the Initial Purchasers shall have received counterparts, conformed as executed, thereof.

(o) The Issuers shall have concurrently entered into the Credit Facility.

(p) The Collateral Agent shall have received at the Closing Date (or with respect to clause (v) below, the Company shall have used its commercially reasonable efforts to deliver):

(i) appropriately completed copies, which have been duly authorized for filing by the appropriate Person, of UCC-1 financing statements naming each of the Issuers as a debtor and the Collateral Agent as the secured party, or other similar instruments or documents to be filed under the UCC of all jurisdictions as may be necessary or, in the reasonable opinion of the Collateral Agent and its counsel, desirable to perfect the security interests of the Collateral Agent;

(ii) duly executed, delivered and completed copies of the Security Agreement;

(iii) appropriately completed copies, which have been duly authorized for filing by the appropriate Person, of Uniform Commercial Code Form UCC-3 termination statements delivered to the First Lien Collateral Agent, if any, necessary to release all Liens (other than Permitted Liens (as defined in the Indenture)) of any Person in any Collateral;

(iv) copies of all lien searches provided to Wachovia Bank, National Association, the agent and First Lien Collateral Agent for the Credit Facility, together with copies of all financing statements provided to the First Lien Collateral Agent that name the each of the Issuers (under its present or previous names) as debtor (none of which shall cover Collateral described in the Security Documents, except for Permitted Liens (as defined in the Indenture) and any Liens for which duly authorized UCC-3 termination statements are delivered to the First Lien Collateral Agent); and

(v) such other approvals, opinions, or documents with respect to the Collateral as the Initial Purchasers may reasonably request in form and substance reasonably satisfactory to each of them.

(q) A certificate of the Chief Financial Officer of the Company certifying, substantially to the effect, that certain information with respect to the Company, including, but not limited to “store contribution,” “store contribution margin” and the information included in the “Recent Developments” subheading, included in the Offering Memorandum, was compared with corresponding amounts included in or derived from the Company’s accounting records and such amounts were found to be in agreement.

(r) The Notes shall have been approved for trading on PORTALsm.

(s) Each of the Offering Documents and each other agreement or instrument executed in connection with the transactions contemplated thereby shall be reasonably satisfactory in form and substance to the Initial Purchasers and shall have been executed and delivered by all the respective parties thereto and shall be in full force and effect.

(t) All proceedings taken in connection with the issuance of the Original Notes and the transactions contemplated by this Agreement, the other Offering Documents and all documents and papers relating thereto shall be reasonably satisfactory to the Initial Purchasers and counsel to the Initial Purchasers. The Initial Purchasers and counsel to the Initial Purchasers shall have received copies of such papers and documents as they may reasonably request in connection therewith, all in form and substance reasonably satisfactory to them.

(u) All opinions, certificates, letters, schedules, documents or instruments required by this Section 10 to be delivered by the Issuers will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Initial Purchasers and counsel to the Initial Purchasers. The Issuers shall furnish the Initial Purchasers such conformed copies of such opinions, certificates, letters, schedules, documents and instruments in such quantities as the Initial Purchasers shall reasonably request.

11. Initial Purchasers’ Information. The Initial Purchasers, jointly and severally confirm and the Issuers acknowledge that the statements with respect to the offering of the Original Notes set forth in under the heading “Plan of Distribution” in the Offering Memorandum are correct and constitute the only information relating to any of the Initial Purchasers furnished to the Issuers by or on behalf of the Initial Purchasers expressly for use in the Offering Memorandum, for purposes of Sections 2(a), 8(a) and 8(b) hereof.

12. Offering of Securities; Restrictions on Transfer. Each Initial Purchaser represents and warrants as to itself only that it is a QIB. Each Initial Purchaser agrees with each of the Issuers as to itself only that (i) it has not and will not solicit offers for, or offer or sell, the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act; and (ii) it has and will solicit offers for the Securities only from, and will offer the Securities only to, persons within the United States whom such Initial Purchaser reasonably believes to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to such Initial Purchaser that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A and, in each case, in transactions under Rule 144A.

13. Survival of Representations and Agreements. The respective representations, warranties, covenants, agreements indemnities and other statements of the Issuers, their respective officers and the Initial Purchasers set forth in this Agreement or made by or on behalf of them, respectively pursuant to this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Issuers, any of their respective officers of directors, the Initial Purchasers or any controlling person referred to in Sections 8 and 9 hereof, and (ii) delivery of and payment for the Original Notes to and by the Initial Purchasers, and shall be binding upon and shall inure to the benefit of, any successors, assigns, heirs, personal representatives of the Issuers, the Initial Purchasers and the indemnified parties referred to in Section 8 hereof. The respective representations, agreements, covenants, indemnities and other statements set forth in Sections 7, 8, 9, 13 and 14 shall survive the termination of this Agreement, regardless of any termination or cancellation of this Agreement.

14. Effective Date of Agreement; Termination.

(a) This Agreement shall become effective upon execution and delivery of a counterpart hereof by each of the parties hereto.

(b) If on the Closing Date any one or more of the Initial Purchasers shall fail or refuse to purchase the Original Notes which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of the Original Notes which such defaulting Initial Purchaser or Initial Purchasers, as the case may be, agreed but failed or refused to purchase is not more than one tenth of the aggregate principal amount of the Original Notes to be purchased on such date by all Initial Purchasers, each non defaulting Initial Purchaser shall be obligated severally, in the proportion which the principal amount of the Original Notes set forth opposite its name in Exhibit B bears to the aggregate principal amount of the Original Notes which all the non defaulting Initial Purchasers, as the case may be, have agreed to purchase, or in such other proportion as Bear, Stearns & Co. Inc. (“Bear Stearns”) may specify, to purchase the Original Notes which such defaulting Initial Purchaser or Initial Purchasers, as the case may be, agreed but failed or refused to purchase on such date; provided that in no event shall the aggregate principal amount of the Original Notes which any Initial Purchaser has agreed to purchase pursuant to Section 4 hereof be increased pursuant to this Section 14 by an amount in excess of one ninth of such principal amount of the Original Notes without the written consent of such Initial Purchaser. If on the Closing Date any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase the Original Notes and the aggregate principal amount of the Original Notes with respect to which such default occurs is more than one tenth of the aggregate principal amount of the Original Notes to be purchased by all Initial Purchasers and arrangements satisfactory to the Initial Purchasers and the Company for purchase of such the Original Notes are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non defaulting Initial Purchaser and the Company. In any such case which does not result in termination of this Agreement, either Bear Stearns or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Offering Memorandum or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of any such Initial Purchaser under this Agreement.

(c) This Agreement may be terminated in the sole discretion of the Initial Purchasers by notice to the Company from the Initial Purchasers, without liability (other than with respect to Sections 8 and 9) on the Initial Purchasers’ part to any of the Issuers in the event that any of the Issuers have failed, refused or been unable to perform or satisfy all conditions on their respective parts to be performed or satisfied hereunder on or prior to the Closing Date, any other condition to the obligations of the Initial Purchasers hereunder as provided in Section 10 is not fulfilled when and as required, or if:

(i) in the reasonable judgment of the Initial Purchasers, any material adverse change shall have occurred since the respective dates as of which information is given in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the Preliminary Offering Memorandum) in the condition (financial or otherwise), business, properties, assets, liabilities, prospects, net worth, results of operations or cash flows of the Company and its Subsidiary, taken as a whole, other than as set forth in the Offering Memorandum;

(ii) any domestic or international event or act or occurrence has materially disrupted, or in the opinion of the Initial Purchasers will in the immediate future materially disrupt, the market for the Issuer’s securities or for securities in general;

(iii) trading in securities generally on the New York Stock Exchange, shall have been suspended or made subject to material limitations, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the New York Stock Exchange or the Nasdaq National Market, or by order of the Commission or other regulatory body or governmental authority having jurisdiction;

(iv) a banking moratorium shall have been declared by any federal or New York state authority, a moratorium in foreign exchange trading by major international banks or persons shall have been declared, or if any material disruption in commercial banking or securities settlement or clearance services shall have occurred; or

(v) (A) there shall have occurred any outbreak or escalation of hostilities or acts of terrorism involving the United States on or after the date hereof, or there is a declaration of a national emergency or war by the United States, or (B) there shall have been any other calamity or crisis or any change in political, financial or economic conditions if the effect of any such event in (A) or (B), in the Initial Purchasers’ judgment, makes it inadvisable or impracticable to proceed with the offering, sale and delivery of the Securities, on the terms and in the manner contemplated hereby and in the Offering Memorandum; or

(vi) any debt securities of any of the Issuers shall have been downgraded or placed on any “watch list” for possible downgrading by any “nationally recognized statistical rating organization” as defined for purposes of Rule 436(g) under the Act.

(d) Any notice of termination pursuant to this Section 14 shall be by telephone or facsimile and, in either case, confirmed in writing by letter.

(e) If this Agreement shall be terminated pursuant to any of the provisions hereof (other than Section 14(b)), or if the sale of the Original Notes provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth herein is not satisfied or because of any refusal, inability or failure on the part of any of the Issuers to perform any agreement herein or comply with any provision hereof, the Issuers shall, subject to demand by the Initial Purchasers, reimburse the Initial Purchasers for all out-of-pocket expenses (including the fees and expenses of the Initial Purchasers’ counsel), incurred by the Initial Purchasers in connection herewith.

15. Notices. All communications hereunder shall be in writing and, if sent to the Initial Purchasers, shall be hand-delivered, mailed overnight, couriered or faxed to Vitamin Shoppe Industries Inc. c/o Bear, Stearns & Co. Inc., 383 Madison Avenue, New York, NY 10179, Attention: Lawrence B. Alletto, Debt Capital Markets, and with a copy to Latham & Watkins LLP, 885 Third Avenue, New York, New York 10022, Attention: Marc D. Jaffe. If sent to the Issuers, shall be mailed, delivered, overnight couriered or faxed and confirmed in writing to Vitamin Shoppe Industries Inc., Attention: General Counsel (Fax: (201) 868-0727),

and with a copy to Kirkland & Ellis LLP, Citigroup Center, 153 East 53rd Street, New York, New York 10022, Attention: Vincent J. Pisano (Fax: (212) 446-6460).

16. Successors. This Agreement shall inure to the benefit of, and shall be binding upon, the Initial Purchasers, the Issuers and their respective successors, legal representatives and assigns, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of, or by virtue of, this Agreement or any provision herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Issuers contained in Section 8 of this Agreement shall also be for the benefit of the controlling persons and agents referred to in Sections 8 and 9, and (ii) the indemnities of the Initial Purchasers contained in Section 8 of this Agreement shall also be for the benefit of the directors of the Issuers, and their respective officers, employees and agents and any controlling person or persons referred to in Sections 8 and 9. No purchaser of Original Notes from the Initial Purchasers will be deemed a successor, legal representative or assign because of such purchase.

17. No Waiver; Modifications in Writing. No failure or delay on the part of the Issuers or the Initial Purchasers in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Issuers or the Initial Purchasers at law or in equity or otherwise. No waiver of or consent to any departure by the Issuers or the Initial Purchasers from any provision of this Agreement shall be effective unless signed in writing by the party entitled to the benefit thereof; provided that notice of any such waiver shall be given to each party hereto as set forth above. Except as otherwise provided herein, no amendment, modification or termination of any provision of this Agreement shall be effective unless signed in writing by or on behalf of the Issuers and the Initial Purchasers. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Issuers or the Initial Purchasers from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on any of the Issuers in any case shall entitle any of the Issuers to any other or further notice or demand in similar or other circumstances.

18. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, among the parties hereto with respect to the subject matter hereof.

19. Applicable Law. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. TIME IS OF THE ESSENCE IN THIS AGREEMENT.

20. Captions. The captions included in this Agreement are included solely for convenience of reference and are not to be considered a part of this Agreement.

21. Counterparts. This Agreement may be executed in various counterparts which together shall constitute one and the same instrument.

[Signature page to follow]

If the foregoing correctly sets forth the understanding among the Initial Purchasers, the Company and the Guarantors please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

Very truly yours,

VITAMIN SHOPPE INDUSTRIES INC.

By:	/s/ Wayne M. Richman
	Name:	Wayne M. Richman
	Title:	EVP and COO

VS HOLDINGS, INC.

By:	/s/ Wayne M. Richman
	Name:	Wayne M. Richman
	Title:	EVP and COO

VS DIRECT INC.

By:	/s/ Wayne M. Richman
	Name:	Wayne M. Richman
	Title:	EVP and COO

Accepted and agreed to as of

the date first above written:

BEAR, STEARNS & CO. INC.

on behalf of the Initial Purchasers

By:	/s/ James S. Wolfe
	Name:	James Wolfe
	Title:	Senior Managing Director

SCHEDULE A

GUARANTORS

VS Direct Inc.

1

EXHIBIT A

FORM OF REGISTRATION RIGHTS AGREEMENT

1

EXHIBIT B

SUBSIDIARY OF THE COMPANY

VS Direct Inc.

1

EXHIBIT C

Initial Purchaser	Principal Amount of Notes
Bear, Stearns & Co. Inc.	$66,000,000
BNP Paribas Securities Corp.	$37,125,000
Banc of America Securities LLC	$28,875,000
Jefferies & Company, Inc.	$24,750,000
Rothschild Inc.	$8,250,000

Total	$165,000,000

1

EXHIBIT D

TO BE PROVIDED BY KIRKLAND & ELLIS LLP

D-1